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Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-198084

PROSPECTUS

127,359 Shares of Common Stock

        This prospectus relates to the resale from time to time of up to an aggregate of 127,359 shares of our common stock by the selling stockholder named herein, which shares were issued to the selling stockholder in a private placement on August 8, 2014.

        All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling stockholder. We will not receive any of the proceeds from the sale of those shares. Our registration of the common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the common stock. The shares may be offered and sold from time to time by the selling stockholder named herein through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See "Plan of Distribution" for a more complete description of the ways in which the common stock may be sold.

        Our common stock is currently traded on the NASDAQ Capital Market under the symbol "URRE." On August 20, 2014, the last reported sales price for our common stock on the NASDAQ Capital Market was $2.86 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus for factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2014

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, and we take no responsibility for any other information that others may give you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any such prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find More Information." Before investing in our common stock, you should read this prospectus, as well as the additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference."

        References to the "Company," "URI," "we," "our" and "us" in this prospectus are to Uranium Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process or continuous registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a description of the common stock which may be offered by the selling stockholder. Each time a selling stockholder sells common stock, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference" before investing in our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are generally identifiable by use of the words "estimate," "project," "believe," "intend," "plan," "anticipate," "expect" and similar expressions. These forward-looking statements include management's expectations regarding our liquidity and burn rate, reserves and mineralized uranium material, capital requirements, timing of receipt of mining permits and access rights, production capacity of mining operations for properties in South Texas and New Mexico and planned dates for commencement of production at such properties. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

        Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

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  the availability of capital to the Company;

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  the spot price and long-term contract price of uranium;

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  legislation and other actions by the Navajo Nation;

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  operating conditions at our mining projects;

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  government regulation of the mining industry and the nuclear power industry;

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  the world-wide supply and demand of uranium

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  weather conditions;

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  currently pending or new litigation;

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  timely receipt of mining and other permits from regulatory agencies; and

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  the risks set forth herein under the caption "Risk Factors."

        In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

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 PROSPECTUS SUMMARY

        This summary highlights selected information about Uranium Resources, Inc. and this offering of common stock. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Uranium Resources, Inc. you should read carefully this entire prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, "common stock" means our common stock, par value $0.001 per share. Unless otherwise noted, all share and per share information has been adjusted to reflect the one-for-ten reverse stock split of our common stock that became effective January 22, 2013.

 Uranium Resources Overview

        Uranium Resources, Inc. was incorporated in 1977 to explore, develop and recover uranium. We control minerals rights encompassing approximately 200,000 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. We have two licensed processing facilities and properties in Texas, and a U.S. Nuclear Regulatory Commission license to recover up to three million pounds of uranium per year using the in situ recovery ("ISR") process at certain properties in New Mexico. We acquired these properties over the past 25 years, along with an extensive uranium information database of historic drill-hole logs, assay certificates, maps and technical reports for the Western United States. None of our properties are currently in production.

        Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0470. Our website is located at www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

        For additional information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information" and "Information Incorporated by Reference."

Recent Developments

        On July 22, 2014, the Navajo Nation Council rescinded the Navajo Nation Resources and Development Committee's (RDC) December 2013 resolution that acknowledged the Company's right of access and surface use at its Churchrock Project and created a subcommittee to draft terms of an agreement to define mutual benefits for the Navajo Nation and Uranium Resources. The Navajo Nation Council vote ruled that the RDC resolution and creation of the subcommittee were improper under Navajo Nation rules. There has been no change to the Temporary Access Agreement between the Navajo Nation and the Company for the Company to access its Churchrock properties. The Company anticipates continuing to communicate with the Navajo Nation regarding this matter.

 The Offering

        The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of our common stock, see "Description of Common Stock."

Issuer	Uranium Resources, Inc.
Common Stock Offered by the Selling Stockholder	127,359 shares of common stock.
Use of Proceeds

The proceeds from the sale of the common stock covered by this prospectus will be received by the selling stockholder. The Company will not receive any of the proceeds from any sale by any selling stockholder of the common stock covered by this prospectus. See "Use of Proceeds."

Plan of Distribution

The shares may be offered and sold from time to time by the selling stockholder named herein, through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See "Plan of Distribution."

NASDAQ Capital Market Symbol	URRE
Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled "Risk Factors," as well as any other information in this prospectus, any prospectus supplement and any document incorporated herein by reference, before purchasing our common stock.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our common stock could decline due to any of these risks. In addition, please read "Disclosure Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to our Common Stock

The availability for sale of a large amount of shares may depress the market price of our common stock.

        As of August 8, 2014, approximately 25.0 million shares of our common stock were outstanding, all of which are freely transferable, and approximately 0.2 million shares of our common stock were reserved for issuance upon the exercise of outstanding options, approximately 0.6 million shares of our common stock were reserved for issuance upon the vesting of outstanding restricted stock units and approximately 3.1 million shares of our common stock were reserved for issuance upon conversion of amounts outstanding under the November 2013 loan agreement between the Company and Resource Capital Fund V L.P. ("RCF"). The availability for sale of a large amount of shares by any one or several stockholders may depress the market price of our common stock and impair our ability to raise additional capital through the public sale of our securities. We have no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our common stock of the sale by them of their shares.

Terms of future financings may adversely impact our stockholders.

        In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders' rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. We currently have no authorized preferred stock. These securities could be issued at or below the then prevailing market price for our common stock. Any issuance of additional shares of our common stock could be dilutive to existing stockholders and could adversely affect the market price of our common. In addition, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.

        The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. In addition, the terms of our November 2013 loan agreement prohibit the Company from declaring or paying dividends on our common stock without the consent of RCF. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

USE OF PROCEEDS

        The proceeds from the sale of the common stock covered by this prospectus will be received by the selling stockholder. We will not receive any proceeds from the sale by the selling stockholder of the shares of common stock offered by this prospectus.

SELLING STOCKHOLDER

        On August 8, 2014, the Company issued 127,359 shares of common stock to the Juan Tafoya Land Corporation, a New Mexico corporation (the "JTLC"), in satisfaction of base rental payments due under a Uranium Mining Lease and Agreement, dated as of October 12, 2006, by and between the JTLC and Neutron Energy, Inc., a Nevada corporation and a wholly owned subsidiary of the Company ("Neutron"), as amended by the First Amendment to Uranium Mining Lease and Agreement, dated as of August 8, 2014 (the "Amendment"), by and among the Company, Neutron and JTLC (as so amended, the "Mining Lease"). The shares were issued in satisfaction of $337,500 of base rent for 2014 due from Neutron under the Mining Lease, at a value of approximately $2.65 per share.

        The Mining Lease relates to 4,097 acres of fee (deeded) surface and mineral rights owned by the JTLC and provides Neutron with the right to explore for, mine and process uranium deposits present on the leased premises. The lease has a term of ten years, and it can be extended on a year-to-year basis thereafter so long as Neutron is conducting operations on the property. Additionally, the Mining Lease provides for:

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  an initial payment of $1,250,000;

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  annual rental payments of $225,000 for the first five years of the lease and $337,500 for the second five years;

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  after the second five years, annual base rent of $75 per acre;

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  a gross proceeds royalty of 4.65% to 6.5% based on the then current price of uranium;

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  employment opportunities and job-skills training programs for shareholders of the JTLC or their heirs;

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  periodic contributions to a community projects fund if mineral production commences from the Juan Tafoya property; and

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  funding of a scholarship program for the shareholders of the JTLC or their heirs.

        Neutron is obligated to make the first ten years' annual rental payments notwithstanding the right to terminate the Mining Lease at any time, unless (a) the market value of uranium drops below $25 per pound, (b) a government authority bans uranium mining on the Juan Tafoya property, or (c) the deposit is deemed uneconomical by an independent engineering firm.

        The Amendment provides the Company the ability to satisfy base rental payments for 2014 and 2015 through the issuance of its common stock. Copies of the Mining Lease and Amendment are filed as Exhibits 99.1 and 99.2, respectively, to the registration statement on Form S-3 of which this prospectus forms a part.

        The shares issued under the Mining Lease were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Shares Covered by this Prospectus

        We are registering the shares to permit the selling stockholder and its pledgees, donees, transferees and other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate.

        The following table sets forth:

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  the name of the selling stockholder;

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  the number and percent of shares of our common stock that the selling stockholder beneficially owns prior to the offering for resale of the shares under this prospectus;

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  the number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this prospectus; and

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  the number and percent of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholder).

        The number of shares in the column "Number of Shares Being Offered" represents all of the shares that the selling stockholder may offer under this prospectus. We do not know how long the selling stockholder will hold the shares before selling them or how many shares it will sell and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the selling stockholder listed below.

        This table is prepared solely based on information supplied to us by the selling stockholder and public documents filed with the SEC, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 24,971,445 shares of our common stock issued and outstanding on August 8, 2014.

	Shares Beneficially Owned Prior to Offering				Shares Beneficially Owned After Offering
				Number of Shares Being Offered
Stockholder	Number	%			Number	%
The Juan Tafoya Land Corporation	127,359	*	%	127,359	0	0%

*
Less than 1%.

PLAN OF DISTRIBUTION

        The selling stockholder, which term includes its transferees, pledgees or donees or their successors-in-interest, may sell the shares being offered from time to time in one or more transactions:

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  on the NASDAQ Capital Market or otherwise;

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  in ordinary brokers' transactions, which may include long or short sales;

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  in transactions involving cross or block trades or otherwise in the over-the-counter market;

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  through broker-dealers, who may act as agents or principals;

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  in "at the market" offerings to or through market makers into an existing market for the shares;

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  in other ways not involving market makers or established markets, including direct sales to purchasers in negotiated transactions;

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  through a bidding or auction process;

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  through one or more underwriters on a firm commitment or best efforts basis;

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  through the writing of options, swaps or other derivatives, whether listed on an exchange or otherwise; or

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  through a combination of such methods of sale or by any other legally available means.

        In addition, subject to compliance with applicable law, the selling stockholder may enter into option, derivative or hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholder, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the selling stockholder may write call options, put options or other derivative instruments with respect to the shares, which it settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

        The selling stockholder may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices, at negotiated prices or at fixed prices, which may be changed from time to time. The selling stockholder also may sell the shares pursuant to Rule 144 or other available exemptions adopted under the Securities Act of 1933, as amended (the "Securities Act"). The selling stockholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. Broker-dealers, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares, or both. The compensation of any particular broker-dealer, underwriter or agent may be in excess of customary commissions. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation. Because the selling stockholder and broker-dealers that participate with the selling stockholder in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act.

        The selling stockholder may donate, pledge or otherwise transfer its shares in a non-sale related transaction to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

        The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

        The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in an applicable prospectus supplement or a document incorporated by reference to the extent required. We will make copies of this prospectus available to the selling stockholder and have informed them that if either is deemed to be an underwriter, such selling stockholder will need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

        We will receive no proceeds from the sale of shares by the selling stockholder pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares, except that the selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares. We will indemnify the selling stockholder, and the selling stockholder will indemnify us, and may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares, against certain liabilities, including liabilities arising under the Securities Act.

        Upon notification to us by the selling stockholder that any material arrangement has been entered into with a broker-dealer or other agent for the sale or purchase of shares, including through a block trade, special offering, exchange distribution, secondary distribution, or purchase by a broker or dealer, we will file a supplement to this prospectus, if required, disclosing:

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  the name of the participating broker-dealers;

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  the number of shares involved;

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  the price at which such shares were sold;

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  the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

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  that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

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  other facts material to the transaction.

        A prospectus supplement or document incorporated by reference may be filed to disclose additional information with respect to any sale or other distribution of the shares.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock and the material provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws is only a summary. You should refer to the terms of our common stock contained in our restated certificate of incorporation, as amended, and our amended and restated bylaws for more complete information.

        Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. As of August 8, 2014, approximately 25 million shares of our common stock were issued and outstanding, all of which are fully paid and non-assessable. In addition, there were approximately 0.6 million shares of our common stock issuable upon exercise of outstanding stock options and upon vesting of outstanding restricted stock units and approximately 3.1 million shares of our common stock issuable upon conversion of the $8.0 million outstanding under the November 2013 loan agreement with RCF. Our common stock is currently traded on the NASDAQ Capital Market under the symbol "URRE."

        Under a March 2012 stockholders' agreement between RCF and the Company, as subsequently modified by a December 2012 bridge loan agreement and the November 2013 loan agreement, RCF is entitled to have two designees placed in nomination for seats on the Company's Board of Directors so long as (i) RCF and its affiliates own or hold shares of common stock which in the aggregate exceed 25% of the Company's issued and outstanding common stock or (ii) any obligations remain outstanding under the November 2013 loan agreement. If at any time RCF and its affiliates own or hold less than

25% of the Company's issued and outstanding common stock and no obligations remain outstanding under the November 2013 loan agreement, RCF will still be entitled to have one designee placed in nomination for a seat on the Company's Board of Directors so long as RCF and its affiliates own or hold shares of common stock which in the aggregate exceed 10% of the Company's issued and outstanding common stock. Tracy A. Stevenson and Mark K. Wheatley currently serve as RCF's designees on the Company's Board of Directors. In addition, RCF has the right under the March 2012 stockholders' agreement and November 2013 loan agreement to participate in future equity offerings by the Company in proportion to its percentage ownership (assuming conversion of amounts drawn under the November 2013 loan agreement) of the shares of the Company's common stock.

        There are no other preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of common stock be issued. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available therefore and to share ratably in our assets upon liquidation.

        Each share of our common stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our common stock can elect all of the directors. Matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the votes cast at a stockholders meeting at which a quorum is present. The presence, in person or by proxy, of the holders of one-third of our outstanding shares is necessary to constitute a quorum at a stockholders meeting.

        Corporate Stock Transfer, Inc., Denver, Colorado is the transfer agent and registrar for our common stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

        Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our common stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and may discourage certain types of transactions that may involve an actual or threatened change of control of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

        Delaware Statutory Business Combinations Provision.    We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

        Authorized but Unissued Stock.    Our restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of capital stock, par value $0.001 per share. As of August 8, 2014 approximately 25 million shares of our common stock were issued and outstanding. Our Board of

Directors has the authority, without further approval of the stockholders, to issue such shares, which would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

        Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.    Our amended and restated bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder's notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

        Amendment of Bylaws.    Our Board of Directors is expressly authorized to alter or repeal our bylaws.

        Special Meetings of Stockholders.    Special meetings of the stockholders may be called only by our Chairman, President or pursuant to a resolution adopted by a majority of the total number of directors. Stockholders may not propose business to be brought before a special meeting of the stockholders.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of Uranium Resources, Inc. for the fiscal years ended December 31, 2013 and December 31, 2012 incorporated by reference herein have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are incorporated by reference in reliance upon that report given on the authority of Hein & Associates LLP as experts in accounting and auditing.

        The information regarding our uranium mineralized materials in New Mexico incorporated by reference in this prospectus is included in reliance on the report submitted by Behre Dolbear & Company (USA), Inc., an independent private mining consulting firm, and has been included herein in reliance on the authority of such firm as experts in geology and engineering.

        The information related to our properties that constitute the Cibola Project, Ambrosia Lake Project and Edgemont Project including non-reserved mineralized material incorporated by reference in this prospectus and registration statement is included in reliance on the following independent technical reports, each of which were completed by Broad Oak Associates, an independent engineer: (i) the Technical Report on the Uranium Resources at The Ambrosia Lake Uranium Project, McKinley County, New Mexico, USA, dated January 18, 2011; (ii) the Technical Report on the Uranium Resources at The Cibola Project, Cibola, McKinley and Sandoval Counties, New Mexico, USA, dated January 14, 2011; and (iii) the Technical Report on the Uranium Resources on The Edgemont Uranium Project, Fall River County, South Dakota, USA, dated January 18, 2011, and has been incorporated by reference herein in reliance on the authority of such firm as experts in geology and engineering.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company's website is www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate information into this prospectus "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

        We are incorporating by reference the Company's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

  •
  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "2013 Form 10-K"), filed with the SEC on March 27, 2014;

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  those portions of the Company's definitive proxy statement for the 2014 Annual Meeting of Stockholders that are incorporated by reference into the 2013 Form 10-K, filed with the SEC on April 25, 2014;

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  the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 9, 2014, and June 30, 2014, filed with the SEC on August 8, 2014;

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  the Company's Current Reports on Form 8-K filed on February 4, 2014, February 7, 2014, February 12, 2014, March 5, 2014, April 30, 2014, June 6, 2014, July 2, 2014 and July 24, 2014 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

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  the description of our common stock contained in our Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Uranium Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Corporate Secretary
(303) 531-0470